UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2008

eLOYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 582-7000

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The following information, including the exhibit described below, are provided pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On September 15, 2008, eLoyalty announced that it had completed its previously announced Rights Offering relating to non-transferable subscription rights to purchase up to $15 million of eLoyalty Common Stock. A copy of the press release announcing the completion of the $15 million Rights Offering is included as Exhibit 99.1 to this Form 8-K report and is incorporated by reference.

Item 8.01	Other Events

On September 15, 2008, the Company’s Board of Directors approved an increase in the share ownership limitation under Section 203 of the Delaware General Corporation Law (“Section 203”) from 25% to 30% with respect to Tench Coxe and various entities affiliated with Sutter Hill Ventures, a California limited partnership (the “Sutter Hill Group”).

This approval was made in connection with the Sutter Hill Group’s acquisition in the open market of additional shares of the Company’s common stock. The Board also determined that the Sutter Hill Group shall not be subject to the restrictions on business combinations of Section 203 as an “interested stockholder” in connection with its possible acquisition of no more than 30% of the Company’s issued and outstanding common stock and Series B Preferred Stock in the aggregate. The Sutter Hill Group currently beneficially owns 24.2% of the aggregate of the Company’s issued and outstanding common stock and Series B Preferred Stock. The Series B Preferred Stock has the same voting rights as the common stock and is convertible on a one-for-one basis into common stock.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated September 15, 2008, announcing eLoyalty Corporation completes $15 million Rights Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date: September 18, 2008	By:	/S/ STEVEN SHAPIRO
Steven Shapiro
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 15, 2008, announcing eLoyalty Corporation completes $15 million Rights Offering.